NEW YORK STATE : COURT OF CLAIMS

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GYRODYNE COMPANY OF AMERICA, INC.

Claimant,

NOTICE OF APPEAL

- against -

Claim No. 112279

THE STATE OF NEW YORK,

Defendant.

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SIR/MESDAMES:

PLEASE TAKE NOTICE that the defendant, the State of New York, by its attorney, Andrew M. Cuomo, Attorney General of the State of New York, appeals to the Appellate Division of the Supreme Court in and for the Second Department, from a judgment entered in the action in favor of the claimant, Gyrodyne Company Of America, Inc., against the defendant for the sum of One Hundred Seventy-Nine Million, Six Hundred Thirty-Six Thousand, Four Hundred Thirty-Seven Dollars and Fifty cents, entered in the Office of the Clerk of the Court of Claims on August 17, 2010, a copy of which is appended, and this appeal is taken from each and every part of that judgment.

DATED: Poughkeepsie, New York
September 7, 2010

Yours, etc.,

ANDREW M. CUOMO
Attorney General of the
State of New York

Attorney for Defendant

BY:

J. GARDNER RYAN
Assistant Attorney General
235 Main Street, 3rd Floor
Poughkeepsie, NY 12601
Telephone: (845) 485-3900

TO: Clerk of the Court of Claims
P.O. Box 7344
Capitol Station
Albany, NY 12224

Robinson & Cole, LLP
885 Third Avenue
New York, NY 10022-4834

Attn.: David Classen, Esq